UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2017

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 ITEM 7.01 Regulation FD Disclosure

As previously disclosed, Health Discovery Corporation (the “Company”) submitted Patent Application Number 14/754,434 (the “Patent”) to the United States Patent and Trademark Office (“USPTO”).

The Company is pleased to announce that the USPTO has issued a Notice of Allowance of this Patent covering the four-gene prostate cancer test developed using its proprietary SVM-RFE technology.  The allowed claims cover a method for screening for and treating prostate cancer by measuring expression levels of the four genes within a patient sample compared to one or more reference genes, and generating a prediction score based on the averaged relative expression levels.   This news is particularly welcome after encountering the significant barriers to patenting of biomarkers that had been raised by the U.S. Supreme Court’s controversial decisions in Mayo Collaborative Services v. Prometheus Laboratories and Association for Molecular Pathology v. Myriad Genetics.   This Patent will complement the Company’s already issued European Patent that covers similar claims.

The Company believes that this Patent demonstrates the ability of the Company’s proprietary technology in the discovery and validation of biomarkers for diseases. The Company believes this same method can be applied to numerous different diseases and will explore opportunities with partners to deploy these same methods using it proprietary technology in biomarker discovery.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: December 22, 2017	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer